EXHIBIT 10.46

AMENDMENT NO. 2 TO AMENDED AND RESTATED TERM LOAN AGREEMENT
This AMENDMENT NO. 2 TO AMENDED AND RESTATED TERM LOAN AGREEMENT, dated as of April 16, 2021 (this “Amendment No. 2”), is by and among VORNADO REALTY L.P., a limited partnership organized and existing under the laws of the State of Delaware (“Borrower”), JPMORGAN CHASE BANK, N.A., as agent for the Banks defined below (in such capacity, together with its successors in such capacity, “Administrative Agent”), JPMORGAN CHASE BANK, N.A., in its individual capacity and not as Administrative Agent, and the other lenders signatory hereto (said lenders signatory hereto, each a “Bank” and collectively, the “Banks”). Reference is made to that certain Amended and Restated Term Loan Agreement, dated as of October 26, 2018, as amended by Amendment No. 1 to Amended and Restated Term Loan Agreement dated as of February 28, 2020, by and among the Borrower, the Banks referenced therein and the Administrative Agent (such agreement as so amended, the “Credit Agreement”). Capitalized terms used herein without definition shall have the same meanings as set forth in the Credit Agreement, as amended hereby.
RECITALS
WHEREAS, the Borrower has requested that the Banks make certain amendments to the Credit Agreement, and the Banks are willing to make such changes as set forth herein;
NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:
SECTION 1.AMENDMENTS TO CREDIT Agreement. As of the Amendment Effective Date (as defined in Section 3 hereof), the Credit Agreement is hereby amended as follows:
1.1    Amendment to Section 1.01. Section 1.01 of the Credit Agreement is amended by adding the following new definitions to Section 1.01 in the correct alphabetical order:
““Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Covered Entity” means any of the following:
a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning assigned to it in Section 12.27.
“Payment” has the meaning specified in Section 10.12(b).
“Payment Notice” has the meaning specified in Section 10.12(b).
“Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
“QFC Credit Support” has the meaning assigned to it in Section 12.27.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Supported QFC” has the meaning assigned to it in Section 12.27.
“UK Financial Institutions” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“U.S. Special Resolution Regime” has the meaning assigned to it in Section 12.27.”
1.2    Amendment to Section 1.01. Section 1.01 of the Credit Agreement is amended by restating the following definitions in Section 1.01 in their entirety to read as follows:
““Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United

Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Unencumbered Assets” means, collectively, assets, reflected in the Borrower’s Consolidated Financial Statements, owned in whole or in part, directly or indirectly, by Borrower and not subject to any Lien to secure all or any portion of Secured Indebtedness or to any negative pledge or similar agreement, and assets of Consolidated Businesses and UJVs which are not subject to any Lien to secure all or any portion of Secured Indebtedness or to any negative pledge or similar agreement, provided that any such Consolidated Business or UJV is not the borrower or guarantor of any Unsecured Indebtedness. For clarity, (i) an agreement that conditions the ability to encumber assets upon the maintenance of one or more specified ratios but that does not generally prohibit the encumbrance of assets, or the encumbrance of specific assets, shall not constitute a negative pledge or similar agreement and (ii) in the event Borrower owns, directly or indirectly in whole or in part, both the fee estate in an asset and a separate leasehold estate in the same asset (or both a senior leasehold estate and a separate junior leasehold estate in the same asset) and one such estate is subject to a Lien to secure Secured Indebtedness or a negative pledge such that it would not be treated as an Unencumbered Asset but the other such estate is not subject to any such Lien or negative pledge, Borrower shall be entitled to treat each estate as a separate asset for purposes of determining whether each estate is an Unencumbered Asset.
“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.”
1.3    Amendment to Section 1.01. The definition of “Combined EBITDA” in Section 1.01 of the Credit Agreement is amended by restating the first parenthetical phrase that commences on approximately the third line thereof in its entirety to read as follows:
“(such as, without limitation, (i) gains or losses from asset sales, (ii) gains or losses from debt restructurings or write-ups or forgiveness of indebtedness, and costs and expenses incurred during such period with respect to acquisitions, dispositions, investments, or debt or equity financings (whether or not consummated) during such period, and (iii) non-cash gains or losses from impairments, hedging transactions or foreign currency fluctuations)”
1.4    Amendment to Section 5.26. Section 5.26 of the Credit Agreement is amended by deleting the words “EEA Financial Institution” each time they appear in Section 5.26 and substituting the words “Affected Financial Institution” in place thereof.
1.5    Amendment to Section 8.06 and Section 8.07. Section 8.06 and Section 8.07 of the Credit Agreement is amended by deleting the words “to call such debt” and substituting the words “to redeem such debt” in place thereof.
1.6    Amendment to Section 9.01. Paragraph (4) of Section 9.01 of the Credit Agreement is amended by adding the following phrase after the words “the obligee of such Debt” on approximately the fourteenth line thereof:
“; it being understood with respect to the foregoing clauses (i) and (ii) that a waiver or cure of the failure to perform or observe under any other credit facility (or any amendment related thereto) that has been acknowledged or agreed by the obligee of such Debt shall not result in an Event of Default being outstanding pursuant to this Agreement”
1.7    Amendment to Section 10.12. Section 10.12 of the Credit Agreement is amended by (a) adding “(a)” before the first paragraph thereof and adding the following paragraphs immediately after the first paragraph thereof:
“(b)    (i) Each Bank hereby agrees that (x) if the Administrative Agent notifies such Bank that the Administrative Agent has determined in its sole discretion that any funds received by such Bank from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Bank (whether or not known to such Bank), and demands the return of such Payment (or a portion thereof), such Bank shall promptly, but in no event later than one Banking Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Bank to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Bank shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine.  A notice of the Administrative Agent to any Bank under this Section 10.12(b) shall be conclusive, absent manifest error.

(ii)    Each Bank hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment.  Each Bank agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Bank shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Banking Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Bank to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.
(iii)    The Borrower hereby agrees that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Bank that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Bank with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower, except, in each case, to the extent such erroneous Payment is, and solely with respect to the amount of such erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower for the purpose of making such erroneous Payment.
(iv)    Each party’s obligations under this Section 10.12(b) shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Bank, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.”
1.8    Amendment to Section 12.11. Section 12.11 of the Credit Agreement is restated in its entirety to read as follows:
“Section 12.11.    Counterparts; Electronic Execution. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing any such counterpart. Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 12.07 and any Assignment and Assumption Agreement), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Banks shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Borrower without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature and (ii) upon the request of the Administrative Agent or any Bank, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, the Borrower hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Banks and the Borrower, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (ii) the Administrative Agent and each of the Banks may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (iii) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (iv) waives any claim against any Lender-

Related Person for any Liabilities arising solely from the Administrative Agent’s and/or any Bank’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of the Borrower to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.”

1.9    Amendment to Section 12.25. Section 12.25 of the Credit Agreement is restated in its entirety to read as follows:
“SECTION 12.25 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.”
1.10    Amendment to Article XII. Article XII of the Credit Agreement is amended by adding the following new Section 12.27 immediately after Section 12.26.
“SECTION 12.27. Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for interest rate swap agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.”
SECTION 1A. WAIVER OF SETOFF.
Notwithstanding anything to the contrary set forth in Section 12.08 of the Credit Agreement, each Bank that is a party to this Amendment No. 2 hereby waives any right of setoff, bankers’ lien or counterclaim a Bank may have to offset balances (general or special, time or demand, provisional or final) held by it for the account of Borrower at any of such Bank’s offices, in Dollars or in any other currency, against any amount payable by Borrower to such Bank under this Agreement or such Bank’s Note, or any other Loan Document.
SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE BORROWER
In order to induce the Banks and Administrative Agent to enter into this Amendment No. 2, the Borrower represents and warrants to each Bank and Administrative Agent that the following statements are true, correct and complete:

(i)    The execution, delivery and performance by the Borrower of this Amendment No. 2 and the Credit Agreement as amended by this Amendment No. 2 (the “Amended Credit Agreement”; and collectively, the “Amendment Documents”) are within its partnership authority, have been duly authorized by all requisite action, and are not in conflict with the terms of any organizational instruments of such entity, or any instrument or agreement to which Borrower or General Partner is a party or by which Borrower, General Partner or any of their respective assets may be bound or affected;
(ii)    The officers of General Partner executing this Amendment No. 2 and any other Amendment Documents required to be delivered by it on behalf of Borrower hereunder have been duly elected or appointed and were fully authorized to execute the same at the time each such Amendment Document was executed;
(iii)    The execution and delivery of, and the performance of the obligations required to be performed by Borrower under, this Amendment No. 2 and any other Amendment Documents do not and will not (a) violate any provision of, or, except for those which have been made or obtained, require any filing (other than SEC disclosure filings), registration, consent or approval under, any Law (including, without limitation, Regulation U), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to it, except for such violations, or filings, registrations, consents and approvals which if not done or obtained would not likely cause a Material Adverse Change to occur, (b) result in a breach of or constitute a default under or require any consent under any indenture or loan or credit agreement or any other agreement, lease or instrument to which it may be a party or by which it or its properties may be bound or affected except for consents which have been obtained or which if not obtained are not likely to cause a Material Adverse Change to occur, (c) result in, or require, the creation or imposition of any Lien, upon or with respect to any of its properties now owned or hereafter acquired which would likely cause a Material Adverse Change to occur, or (d) cause it to be in default under any such Law, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument which would likely cause a Material Adverse Change to occur; to the best of its knowledge, Borrower is in compliance with all Laws applicable to it and its properties where the failure to be in compliance would cause a Material Adverse Change to occur;
(iv)    Each of this Amendment No. 2 and the other Amendment Documents is a legal, valid and binding obligation of Borrower, enforceable in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors’ rights generally, as well as general principles of equity;
(v)    This Amendment No. 2 and the other Amendment Documents have been duly executed and delivered by the Borrower;
(vi)    The representations and warranties of the Borrower contained in Article V of the Credit Agreement are and will be true and correct in all material respects on and as of the Amendment Effective Date to the same extent as though made on and as of such dates (except in those cases where such representation or warranty expressly relates to an earlier date, in which case such representations and warranties were true and correct as of such date, and except for changes in factual circumstances permitted hereunder), provided that Section 5.20 of the Credit

Agreement is qualified insofar as the Borrower will be required to file this Amendment No. 2 in connection with its compliance with its periodic reporting obligations; and
(vii)    No Default or Event of Default has occurred and is continuing, both before and after giving effect to this Amendment No. 2.
SECTION 3. CONDITIONS TO EFFECTIVENESS
Except as set forth below, Section 1 of this Amendment No. 2 shall become effective only upon the satisfaction of the following conditions precedent (the “Amendment Effective Date”):
A. The Borrower, the Administrative Agent, and the Required Banks under the Credit Agreement shall have indicated their consent hereto by the execution and delivery of the signature pages hereof to the Administrative Agent.
B. The Administrative Agent shall have received a secretary’s certificate of the Borrower (i) either confirming that there have been no changes to its organizational documents since October 26, 2018, or if there have been changes to the Borrower’s organizational documents since such date, certifying as to such changes, and (ii) certifying as to resolutions and incumbency of officers with respect to this Amendment No. 2 and the transactions contemplated hereby.
C. The Administrative Agent shall have received all reasonable out-of-pocket costs and expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel for which the Borrower agrees it is responsible pursuant to Section 12.04 of the Credit Agreement), incurred in connection with this Amendment No. 2.
D. Upon satisfaction of the foregoing conditions, the Administrative Agent shall deliver written notice to the Borrower and the Banks of the Amendment Effective Date.
SECTION 4. MISCELLANEOUS
A. Reference to and Effect on the Credit Agreement and the Other Loan Documents.
(i)    On and after the effective date of this Amendment No. 2, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Credit Agreement. This Amendment No. 2 shall be deemed to be a “Loan Document” under the Credit Agreement.
(ii)    Except as specifically amended by this Amendment No. 2, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(iii)    The execution, delivery and performance of this Amendment No. 2 shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Administrative Agent or any Bank under the Credit Agreement or any of the other Loan Documents.
B. Headings. Section and subsection headings in this Amendment No. 2 are included herein for convenience of reference only and shall not constitute a part of this Amendment No. 2 for any other purpose or be given any substantive effect.
C. Applicable Law. THIS AMENDMENT NO. 2 AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
D. Counterparts; Effectiveness. This Amendment No. 2 may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Amendment No. 2 (other than the provisions of Section 1 hereof, the effectiveness of which is governed by Section 3 hereof) shall become effective upon the execution of a counterpart hereof by the Borrower and the Banks. Delivery of an executed counterpart of a signature page of this Amendment No. 2 by telecopy, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment No. 2. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment No. 2 and/or any document to be signed in connection with this Amendment No. 2 and the transactions contemplated hereby shall be deemed to include Electronic Signatures (as defined below), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. As used herein, “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.
E. Jurisdictions; Immunities. The provisions of Section 12.15 of the Credit Agreement shall apply to this Amendment No. 2 and are hereby incorporated by reference.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

VORNADO REALTY L.P.,
a Delaware limited partnership

By:	Vornado Realty Trust,
a Maryland real estate investment trust,
general partner

By: /s/ Michael J. Franco
Name: Michael J. Franco
Title: President and Chief Financial Officer

[Signature Page to Amendment No. 2 to A&R Term Loan Agreement]

JPMORGAN CHASE BANK, N.A., as
Administrative Agent and as a Bank

By: /s/ Cody A. Canafax
Name: Cody A. Canafax
Title: Vice President
[Signature Page to Amendment No. 2 to A&R Term Loan Agreement]

BANK OF AMERICA, N.A.,

By: /s/ Cheryl Sneor
Name: Cheryl Sneor
Title: Vice President
[Signature Page to Amendment No. 2 to A&R Term Loan Agreement]

U.S. BANK NATIONAL ASSOCIATION

By: /s/ J. Lee Hord
Name: J. Lee Hord
Title: Senior Vice President
[Signature Page to Amendment No. 2 to A&R Term Loan Agreement]

WELLS FARGO, NATIONAL
ASSOCIATION

By: /s/ Matthew Ricketts
Name: Matthew Ricketts
Title: Managing Director
[Signature Page to Amendment No. 2 to A&R Term Loan Agreement]

TD BANK, N.A.

By: /s/ Michael Rogers
Name: Michael Rogers
Title: Vice President

[Signature Page to Amendment No. 2 to A&R Term Loan Agreement]

PNC BANK, NATIONAL ASSOCIATION

By: /s/ Denise Smyth
Name: Denise Smyth
Title: Senior Vice President

[Signature Page to Amendment No. 2 to A&R Term Loan Agreement]

TRUIST BANK, f/k/a BRANCH BANKING AND
TRUST COMPANY

By: /s/ Ryan Almond
Name: Ryan Almond
Title: Director
[Signature Page to Amendment No. 2 to A&R Term Loan Agreement]

MIZUHO BANK (USA)

By: /s/ Donna DeMagistris
Name: Donna DeMagistris
Title: Executive Director

[Signature Page to Amendment No. 2 to A&R Term Loan Agreement]

BMO HARRIS BANK N.A.

By: /s/ Michael Kauffman
Name: Michael Kauffman
Title: Managing Director

[Signature Page to Amendment No. 2 to A&R Term Loan Agreement]

FIFTH THIRD BANK, National Association

By: /s/ James Beltz
Name: James Beltz
Title: Vice President

[Signature Page to Amendment No. 2 to A&R Term Loan Agreement]

ASSOCIATED BANK, NATIONAL
ASSOCIATION

By: /s/ Mitchell Vega
Name: Mitchell Vega
Title: Vice President

[Signature Page to Amendment No. 2 to A&R Term Loan Agreement]

TRISTATE CAPITAL BANK

By: /s/ Alex Fatenko
Name: Alex Fatenko
Title: SVP

[Signature Page to Amendment No. 2 to A&R Term Loan Agreement]

THE BANK OF EAST ASIA, LIMITED,
NEW YORK BRANCH

By: /s/ James Hua
Name: James Hua
Title: SVP

By: /s/ Chong Tan
Name: Chong Tan
Title: SVP

[Signature Page to Amendment No. 2 to A&R Term Loan Agreement]